Exhibit 23.3

KPMG LLP 811 Main Street Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Eagle Rock Energy G&P, LLC

and Unitholders of Eagle Rock Energy Partners, L.P.:

We consent to the incorporation by reference in (i) Registration Statement on Form S-4 of Vanguard Natural Resources, LLC and Proxy Statement of Vanguard Natural Resources, LLC and LRR Energy, L.P. (File No. 333-204696) and (ii) the Registration Statement on Form S-3 of Vanguard Natural Resources, LLC, filed with the Securities and Exchange Commission on February 13, 2015 (File No. 333-202064) of our reports dated March 2, 2015, with respect to the consolidated balance sheets of Eagle Rock Energy Partners, L.P. as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, and to the reference to our firm under the heading “Experts”.

/s/ KPMG LLP

KPMG LLP

Houston, Texas

August 6, 2015

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.